Exhibit 99.1

Broadcom Limited Announces First Quarter

Fiscal Year 2018 Financial Results and Interim Dividend

•	Quarterly GAAP gross margin of 49.3 percent; Quarterly non-GAAP gross margin from continuing operations of 64.8 percent

•	Quarterly GAAP diluted earnings per share of $14.62; Quarterly non-GAAP diluted earnings per share from continuing operations of $5.12

•	Quarterly interim dividend of $1.75 per share

SAN JOSE, Calif. – March 15, 2018 – Broadcom Limited (Nasdaq: AVGO), a leading semiconductor device supplier to the wired, wireless, enterprise storage, and industrial end markets, today reported financial results for its first quarter of fiscal year 2018, ended February 4, 2018, provided guidance for the second quarter of its fiscal year 2018, and announced a quarterly interim dividend.

Basis of Presentation

The Company’s financial results include contributions from Brocade Communication Systems’ continuing operations starting in the first fiscal quarter of 2018. The financial results from businesses that have been classified as discontinued operations in the Company’s financial statements are not included in the results presented below, unless otherwise stated.

Due to the Company’s 52/53 week reporting cycle, fiscal year 2018 includes an extra week in the first quarter, compared to fiscal year 2017.

First Quarter Fiscal Year 2018 GAAP Results

Net revenue was $5,327 million, an increase of 10 percent from $4,844 million in the previous quarter and an increase of 29 percent from $4,139 million in the same quarter last year.

Gross margin was $2,628 million, or 49.3 percent of net revenue. This compares with gross margin of $2,383 million, or 49.2 percent of net revenue, in the prior quarter, and gross margin of $2,001 million, or 48.3 percent of net revenue, in the same quarter last year.

Operating expenses were $1,685 million. This compares with $1,628 million in the prior quarter and $1,495 million for the same quarter last year.

Operating income was $943 million, or 17.7 percent of net revenue. This compares with operating income of $755 million, or 15.6 percent of net revenue, in the prior quarter, and operating income of $506 million, or 12.2 percent of net revenue, in the same quarter last year.

Net income, which includes the impact of discontinued operations, was $6,566 million, or $14.62 per diluted share. This compares with net income of $561 million, or $1.25 per diluted share, for the prior quarter, and net income of $252 million, or $0.57 per diluted share, in the same quarter last year. First quarter fiscal year 2018 net income reflects the significant impact of provisional income tax benefits realized from the enactment of the U.S. Tax Cuts and Jobs Act.

Net income attributable to ordinary shares was $6,230 million. Net income attributable to the noncontrolling interest (exchangeable limited partnership units (“LP Units”)) in the Company’s subsidiary, Broadcom Cayman L.P. (the “Partnership”), was $336 million.

First Quarter Fiscal Year 2018 GAAP Results

				Change
(Dollars in millions, except per share data)	Q1 18	Q4 17	Q1 17	Q/Q		Y/Y
Net revenue	$5,327	$4,844	$4,139		+10%		+29%
Gross margin	49.3%	49.2%	48.3%		+10bps		+100bps
Operating expenses	$1,685	$1,628	$1,495	+$	57	+$	190
Net income	$6,566	$561	$252	+$	6,005	+$	6,314
Net income attributable to noncontrolling interest	$336	$29	$13	+$	307	+$	323
Net income attributable to ordinary shares	$6,230	$532	$239	+$	5,698	+$	5,991
Earnings per share - diluted	$14.62	$1.25	$0.57	+$	13.37	+$	14.05

The Company’s cash and cash equivalents at the end of the first fiscal quarter was $7,076 million, compared to $11,204 million at the end of the prior quarter.

During the first quarter, the Company generated $1,685 million in cash from operations and received $782 million from the sale of businesses, and $237 million from the sale of real property. In the first quarter, the Company spent $5,642 million on acquisitions of businesses including payment of assumed debt, $244 million on the purchase of investments and $220 million on capital expenditures.

On December 29, 2017, the Company paid a cash dividend of $1.75 per ordinary share, totaling $717 million. On the same date, the Partnership, of which the Company is the General Partner, paid holders of LP Units a corresponding distribution of $1.75 per LP Unit, totaling $38 million.

First Quarter Fiscal Year 2018 Non-GAAP Results From Continuing Operations

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Net revenue from continuing operations was $5,331 million, an increase of 10 percent from $4,848 million in the previous quarter, and an increase of 28 percent from $4,149 million in the same quarter last year.

Gross margin from continuing operations was $3,454 million, or 64.8 percent of net revenue. This compares with gross margin of $3,068 million, or 63.3 percent of net revenue, in the prior quarter, and gross margin of $2,590 million, or 62.4 percent of net revenue, in the same quarter last year.

Operating income from continuing operations was $2,571 million, or 48.2 percent of net revenue. This compares with operating income from continuing operations of $2,293 million, or 47.3 percent of net revenue, in the prior quarter, and $1,806 million, or 43.5 percent of net revenue, in the same quarter last year.

Net income from continuing operations was $2,345 million, or $5.12 per diluted share. This compares with net income of $2,091 million, or $4.59 per diluted share last quarter, and net income of $1,627 million, or $3.63 per diluted share, in the same quarter last year.

First Quarter Fiscal Year 2018 Non-GAAP Results

				Change
(Dollars in millions, except per share data)	Q1 18	Q4 17	Q1 17	Q/Q		Y/Y
Net revenue	$5,331	$4,848	$4,149		+10%		+28%
Gross margin	64.8%	63.3%	62.4%		+150bps		+240bps
Operating expenses	$883	$775	$784	+$	108	+$	99
Net income	$2,345	$2,091	$1,627	+$	254	+$	718
Earnings per share - diluted	$5.12	$4.59	$3.63	+$	0.53	+$	1.49

“We had a very good start to our fiscal year 2018 delivering first quarter revenue and earnings towards the upper end of guidance,” said Hock Tan, President and CEO of Broadcom Limited. “In the second quarter, we expect to sustain topline momentum with strong data center demand for our networking and enterprise storage products, and a seasonal recovery in broadband access, to offset a sharp seasonal decline in wireless. Importantly, we expect gross margin to expand and drive free cash flow above our long term target of 40 percent of revenue.”

Other Quarterly Data

	Q1 18		Q4 17		Q1 17		Growth Rates
(Dollars in millions, except percentages)							Q/Q	Y/Y
Net revenue by segment:
Wired infrastructure	$1,875	35%	$2,146	45%	$2,084	50%	-13%	-10%
Wireless communications	2,210	41	1,796	37	1,175	29	23%	88%
Enterprise storage	991	19	645	13	707	17	54%	40%
Industrial & other	251	5	257	5	173	4	-2%	45%

Total net revenue	$5,327	100%	$4,844	100%	$4,139	100%

	Q1 18		Q4 17		Q1 17		Growth Rates
(Dollars in millions, except percentages)							Q/Q	Y/Y
Non-GAAP net revenue by segment:
Wired infrastructure (1)	$1,879	35%	$2,150	45%	$2,087	50%	-13%	-10%
Wireless communications	2,210	41	1,796	37	1,175	28	23%	88%
Enterprise storage	991	19	645	13	707	17	54%	40%
Industrial & other (1)	251	5	257	5	180	5	-2%	39%

Total non-GAAP net revenue	$5,331	100%	$4,848	100%	$4,149	100%

(1)	Non-GAAP data include the effect of acquisition-related purchase accounting adjustments relating to licensing revenue.

Key Statistics (Dollars in millions)	Q1 18	Q4 17	Q1 17
Cash from operations	$1,685	$1,959	$1,353
Depreciation	$126	$117	$112
Amortization of acquisition-related intangible assets	$1,054	$1,099	$999
Capital expenditures	$220	$233	$325
Days sales outstanding (“DSO”)	45	46	43
Inventory days on hand (“DOH”)	64	73	77
Non-GAAP DSO	45	46	43
Non-GAAP Inventory DOH	67	74	78

Second Quarter Fiscal Year 2018 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for the second quarter of fiscal year 2018, ending May 6, 2018, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Net revenue	$4,997M +/-$75M	$3M	$5,000M +/-$75M
Gross margin	50.0% +/-1%	$795M	66.0% +/-1%
Operating expenses	$1,375M	$485M	$890M
Interest expense and other	$114M	—	$114M
Provision for income taxes	$56M	$47M	$103M
Diluted share count	427M	34M	461M

•	Non-GAAP net revenue includes $3 million of licensing revenue not included in GAAP revenue, as a result of the effects of purchase accounting for acquisitions;

•	Non-GAAP gross margin includes the effects of $3 million of licensing revenue, and excludes the effects of $765 million of amortization of intangible assets, $25 million of share-based compensation expense, $1 million of restructuring charges, and $1 million of acquisition-related costs;

•	Non-GAAP operating expenses exclude $280 million of share-based compensation expense, $90 million of acquisition-related costs, $70 million of amortization of intangible assets, and $45 million of restructuring charges;

•	Non-GAAP tax provision is $47 million higher than GAAP due to the tax effects of the projected reconciling items noted above; and

•	Non-GAAP diluted share count includes the impact of the LP Units on an if-converted basis, which were not included in projected GAAP diluted share count because their effect is expected to be antidilutive, and excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the Company’s financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Capital expenditures for the second fiscal quarter are expected to be approximately $190 million. For the second fiscal quarter, depreciation is expected to be $130 million and amortization is expected to be approximately $840 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. Among other things, this guidance is based on an initial estimate of purchase accounting adjustments and allocations, all of which are subject to revision. The guidance also excludes the impact of any additional mergers, acquisitions and divestiture activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Interim Dividend

The Company’s Board of Directors has approved a quarterly, interim cash dividend of $1.75 per ordinary share. A corresponding distribution will also be paid by the Partnership, of which the Company is the General Partner, to holders of LP Units, in the amount of $1.75 per LP Unit.

The dividend and the distribution are both payable on March 29, 2018 to shareholders or unitholders of record, as applicable, at the close of business (5:00 p.m.) Eastern Time on March 22, 2018.

Financial Results Conference Call

Broadcom Limited will host a conference call to review its financial results for the first quarter of fiscal year 2018, ended February 4, 2018, and to provide guidance for the second quarter of fiscal year 2018, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946. The passcode is 7796628. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 7796628. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses and other data on a non-GAAP basis. This non-GAAP information includes the effect, where applicable, of purchase accounting on revenue, and excludes amortization of acquisition-related intangible assets, share-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, litigation settlements, debt-related costs, gain (loss) on extinguishment of debt, gain (loss) on disposition of assets, income (loss) from discontinued operations and non-GAAP tax reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. However, internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The presentation of these and other similar items in Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Broadcom believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Broadcom Limited

Broadcom Limited (NASDAQ: AVGO) is a leading designer, developer and global supplier of a broad range of digital and analog semiconductor connectivity solutions. Broadcom Limited’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, set-top box, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and electronic displays.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturers and outsourced supply chain; our dependency on a limited number of suppliers; any acquisitions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected from such acquisitions; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our significant indebtedness, including the need to generate sufficient cash flows to service and repay such debt; increased dependence on a small number of markets and the rate of growth in these markets; dependence

Broadcom Limited Announces First Quarter Fiscal Year 2018 Financial Results and Interim Dividend

on and risks associated with distributors of our products; dependence on senior management; quarterly and annual fluctuations in operating results; global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; our proposed redomiciliation of our ultimate parent company to the United States; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our overall cash tax costs, legislation that may impact our effective tax rate and our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Broadcom Limited

Ashish Saran

Investor Relations

+1 408 433 8000

investor.relations@broadcom.com

BROADCOM LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	February 4,	October 29,	January 29,
	2018	2017	2017
Net revenue	$5,327	$4,844	$4,139
Cost of products sold:
Cost of products sold	1,899	1,798	1,573
Purchase accounting effect on inventory	70	2	—
Amortization of acquisition-related intangible assets	715	658	559
Restructuring charges	15	3	6

Total cost of products sold	2,699	2,461	2,138

Gross margin	2,628	2,383	2,001
Research and development	925	828	808
Selling, general and administrative	291	194	201
Amortization of acquisition-related intangible assets	339	441	440
Restructuring, impairment and disposal charges	130	55	46
Litigation settlement	—	110	—

Total operating expenses	1,685	1,628	1,495

Operating income	943	755	506
Interest expense	(183)	(119)	(111)
Loss on debt extinguishment	—	(7)	(159)
Other income, net	35	16	31

Income from continuing operations before income taxes	795	645	267
Provision for (benefit from) income taxes	(5,786)	89	10

Income from continuing operations	6,581	556	257
Income (loss) from discontinued operations, net of income taxes	(15)	5	(5)

Net income	6,566	561	252
Net income attributable to noncontrolling interest	336	29	13

Net income attributable to ordinary shares	$6,230	$532	$239

Basic income per share:
Income per share from continuing operations	$15.23	$1.29	$0.61
Income (loss) per share from discontinued operations	(0.03)	0.01	(0.01)

Net income per share	$15.20	$1.30	$0.60

Diluted income per share (1):
Income per share from continuing operations	$14.66	$1.24	$0.58
Income (loss) per share from discontinued operations	(0.04)	0.01	(0.01)

Net income per share	$14.62	$1.25	$0.57

Shares used in per share calculations:
Basic	410	408	399
Diluted	426	424	439

Share-based compensation expense included in continuing operations:
Cost of products sold	$20	$17	$14
Research and development	203	171	141
Selling, general and administrative	76	64	46

Total share-based compensation expense	$299	$252	$201

(1)	For the fiscal quarter ended January 29, 2017, the diluted income (loss) per share numerators and denominators include the impact of the noncontrolling interest, which assumes conversion of the exchangeable limited partnership units, or LP Units, to Broadcom ordinary shares. The diluted income per share calculations include approximately 23 million LP Units for the fiscal quarter ended January 29, 2017, representing an assumed conversion of 100% of the LP Units under the “if converted” method.

BROADCOM LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS, EXCEPT DAYS)

	Fiscal Quarter Ended
	February 4,	October 29,	January 29,
	2018	2017	2017
Net revenue on GAAP basis	$5,327	$4,844	$4,139
Acquisition-related purchase accounting revenue adjustment (1)	4	4	10

Net revenue on non-GAAP basis	$5,331	$4,848	$4,149

Gross margin on GAAP basis	$2,628	$2,383	$2,001
Acquisition-related purchase accounting revenue adjustment (1)	4	4	10
Purchase accounting effect on inventory	70	2	—
Amortization of acquisition-related intangible assets	715	658	559
Share-based compensation expense	20	17	14
Restructuring charges	15	3	6
Acquisition-related costs	2	1	—

Gross margin on non-GAAP basis	$3,454	$3,068	$2,590

Research and development on GAAP basis	$925	$828	$808
Share-based compensation expense	203	171	141
Acquisition-related costs	3	—	3

Research and development on non-GAAP basis	$719	$657	$664

Selling, general and administrative expense on GAAP basis	$291	$194	$201
Share-based compensation expense	76	64	46
Acquisition-related costs	51	12	35

Selling, general and administrative expense on non-GAAP basis	$164	$118	$120

Total operating expenses on GAAP basis	$1,685	$1,628	$1,495
Amortization of acquisition-related intangible assets	339	441	440
Share-based compensation expense	279	235	187
Restructuring, impairment and disposal charges	130	55	46
Litigation settlement	—	110	—
Acquisition-related costs	54	12	38

Total operating expenses on non-GAAP basis	$883	$775	$784

Operating income on GAAP basis	$943	$755	$506
Acquisition-related purchase accounting revenue adjustment (1)	4	4	10
Purchase accounting effect on inventory	70	2	—
Amortization of acquisition-related intangible assets	1,054	1,099	999
Share-based compensation expense	299	252	201
Restructuring, impairment and disposal charges	145	58	52
Litigation settlement	—	110	—
Acquisition-related costs	56	13	38

Operating income on non-GAAP basis	$2,571	$2,293	$1,806

Interest expense on GAAP basis	$(183)	$(119)	$(111)
Debt-related costs	32	—	1

Interest expense on non-GAAP basis	$(151)	$(119)	$(110)

Other income, net on GAAP basis	$35	$16	$31
Gain on disposition of assets	—	—	(23)

Other income, net on non-GAAP basis	$35	$16	$8

Income from continuing operations before income taxes on GAAP basis	$795	$645	$267
Acquisition-related purchase accounting revenue adjustment (1)	4	4	10
Purchase accounting effect on inventory	70	2	—
Amortization of acquisition-related intangible assets	1,054	1,099	999
Share-based compensation expense	299	252	201
Restructuring, impairment and disposal charges	145	58	52
Litigation settlement	—	110	—
Acquisition-related costs	56	13	38
Debt-related costs	32	—	1
Loss on debt extinguishment	—	7	159
Gain on disposition of assets	—	—	(23)

Income before income taxes on non-GAAP basis	$2,455	$2,190	$1,704

Provision for (benefit from) income taxes on GAAP basis	$(5,786)	$89	$10
Non-GAAP tax reconciling adjustments	5,896	10	67

Provision for income taxes on non-GAAP basis	$110	$99	$77

Net income on GAAP basis	$6,566	$561	$252
Acquisition-related purchase accounting revenue adjustment (1)	4	4	10
Purchase accounting effect on inventory	70	2	—
Amortization of acquisition-related intangible assets	1,054	1,099	999
Share-based compensation expense	299	252	201
Restructuring, impairment and disposal charges	145	58	52
Litigation settlement	—	110	—
Acquisition-related costs	56	13	38
Debt-related costs	32	—	1
Loss on debt extinguishment	—	7	159
Gain on disposition of assets	—	—	(23)
Non-GAAP tax reconciling adjustments	(5,896)	(10)	(67)
Discontinued operations, net of income taxes	15	(5)	5

Net income on non-GAAP basis	$2,345	$2,091	$1,627

Shares used in per share calculation - diluted on GAAP basis	426	424	439
Non-GAAP adjustment (2)	32	32	9

Shares used in per share calculation - diluted on non-GAAP basis	458	456	448

Inventory days on hand on GAAP basis	64	73	77
Non-GAAP adjustment(3)	3	1	1

Inventory days on hand on non-GAAP basis	67	74	78

(1)	Amounts represent licensing revenue not included in GAAP net revenue as a result of the effect of purchase accounting for acquisitions.
(2)	Non-GAAP adjustment for number of shares used in the diluted per share calculations excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. Non-GAAP adjustment also includes the impact of the LP Units that are anti-dilutive on a GAAP basis for all periods presented except the first quarter of fiscal year 2017.
(3)	Non-GAAP adjustment for inventory days on hand represents the impact of purchase accounting on inventory, share-based compensation expense, and acquisition-related costs.

BROADCOM LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	February 4,	October 29,
	2018	2017
ASSETS

Current assets:
Cash and cash equivalents	$7,076	$11,204
Trade accounts receivable, net	2,459	2,448
Inventory	1,291	1,447
Other current assets	394	724

Total current assets	11,220	15,823

Long-term assets:
Property, plant and equipment, net	2,747	2,599
Goodwill	26,899	24,706
Intangible assets, net	13,171	10,832
Other long-term assets	507	458

Total assets	$54,544	$54,418

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$816	$1,105
Employee compensation and benefits	333	626
Current portion of long-term debt	117	117
Other current liabilities	704	681

Total current liabilities	1,970	2,529

Long-term liabilities:
Long-term debt	17,475	17,431
Other long-term liabilities	6,018	11,272

Total liabilities	25,463	31,232

Shareholders’ equity:
Ordinary shares	20,851	20,505
Retained earnings (accumulated deficit)	5,132	(129)
Accumulated other comprehensive loss	(82)	(91)

Total Broadcom Limited shareholders’ equity	25,901	20,285
Noncontrolling interest	3,180	2,901

Total shareholders’ equity	29,081	23,186

Total liabilities and shareholders’ equity	$54,544	$54,418

BROADCOM LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended
	February 4,	October 29,	January 29,
	2018	2017	2017
Cash flows from operating activities:
Net income	$6,566	$561	$252
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,184	1,219	1,114
Share-based compensation	299	252	202
Deferred taxes and other non-cash taxes	(5,832)	(74)	(25)
Non-cash portion of debt extinguishment loss	—	7	159
Non-cash restructuring, impairment and disposal charges	5	17	17
Amortization of debt issuance costs and accretion of debt discount	6	5	8
Other	3	9	(18)
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	199	(31)	234
Inventory	250	(16)	65
Accounts payable	(403)	(63)	(137)
Employee compensation and benefits	(376)	80	(181)
Contributions to defined benefit pension plans	(129)	(345)	(6)
Other current assets and current liabilities	284	80	(237)
Other long-term assets and long-term liabilities	(371)	258	(94)

Net cash provided by operating activities	1,685	1,959	1,353

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(4,786)	—	—
Proceeds from sales of businesses	782	—	10
Purchases of property, plant and equipment	(220)	(233)	(325)
Proceeds from disposals of property, plant and equipment	237	440	—
Purchases of investments	(244)	(7)	—
Proceeds from sales and maturities of investments	—	200	—
Other	4	(4)	(4)

Net cash provided by (used in) investing activities	(4,227)	396	(319)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	3,980	13,446
Repayment of debt	(856)	—	(13,668)
Payment of debt issuance costs	—	(1)	(3)
Dividend and distribution payments	(755)	(439)	(431)
Issuance of ordinary shares	34	66	61
Payment of capital lease obligations	(6)	(6)	—
Other	(3)	—	—

Net cash provided by (used in) financing activities	(1,586)	3,600	(595)

Net change in cash and cash equivalents	(4,128)	5,955	439
Cash and cash equivalents at the beginning of period	11,204	5,249	3,097

Cash and cash equivalents at end of period	$7,076	$11,204	$3,536

Supplemental disclosure of cash flow information:
Cash paid for interest	$232	$1	$102
Cash paid for income taxes	$109	$96	$97